UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

     FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2008

        First Community Corporation
     (Exact Name of Registrant As Specified in Its Charter)

   South Carolina
(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

   (803) 951-2265

(Registrant's Telephone Number, Including Area Code)

   Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 17, 2008, First Community Corporation (the "Company") and its wholly-owned subsidiary, First Community Bank, N.A. (the "Bank," and collectively with the Company, the "Employer"), entered into a new employment agreement (the "Crapps Agreement") with Michael C. Crapps as the Bank's and Company's President and Chief Executive Officer. The parties entered into the Crapps Agreement to amend certain outdated provisions in Mr. Crapps' existing employment agreement and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

Unless it is terminated earlier, the Crapps Agreement provides a three year term of employment which automatically extends each day for one additional day unless written notice is given by either party to establish a termination date of three years from such notice date. The initial base salary for Mr. Crapps will be $249,867, which amount is subject to annual review by the Board of Directors and may be increased. Mr. Crapps will be eligible to receive cash bonuses if he meets the goals set forth annually for him by the Board of Directors. Furthermore, Mr. Crapps will be eligible for the Employer's long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards. Mr. Crapps will be provided with membership fees and annual dues for an area country club (including all related expenses) as well as life insurance policy for the benefit of his spouse and heirs. Mr. Crapps is entitled to participation in retirement, health, dental, welfare and other benefit plans and programs of the Employer applicable to employees generally or to senior executives.

The Crapps Agreement may be terminated for death, disability and with or without cause by the Employer or by Mr. Crapps. If the Employer terminates Mr. Crapps without cause, the Employer will make a lump sum payment to Mr. Crapps in an amount equal to his then current monthly base salary multiplied by 24 plus any bonus earned or accrued through the date of termination. Definitions of the term "cause" and "disability" are contained in the Crapps Agreement.

Upon the occurrence of a change in control, and regardless of whether Mr. Crapps remains employed by the Employer or its successor following a change in control, Mr. Crapps is entitled to a lump sum cash payment in an amount equal to his then current annual base salary multiplied by three plus any bonus earned or accrued through the date of change in control. In addition, for a period of two years following change in control, Mr. Crapps will receive payment of premiums for medical and dental insurance, disability insurance, and life insurance being provided to him prior to the change in control or to other similarly situated executives who continue in the employ of the Employer. Also, any restrictions on any outstanding incentive awards (including restricted stock) granted to Mr. Crapps under any incentive plan or arrangement will lapse and such incentive award or awards will immediate ly become 100% percent vested. A detailed definition of the term "change in control" is contained in the Crapps Agreement.

The parties intend that the severance payments and other compensation provided for in the Crapps Agreement to be reasonable compensation for Mr. Crapps’ service to the Employer and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code. However, if the Employer’s independent accountants determine that the payments provided in the Crapps Agreement constitute “excess parachute payments,” the compensation payable hereunder shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Crapps without the compensation being treated as “excess parachute payments” under Section 280G.

The Crapps Agreement also contains provisions relating to non-competition and non-solicitation of the Employer's customers and employees during the term of employment and 24 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. The non-compete provision does not apply following a change of control.

Summary of Employment Agreements for Sawyer, Proctor, Brown, Nissen and Leventis:

On June 17, 2008, the Employer also entered into a new employment agreement (the "Sawyer Agreement") with Joseph G. Sawyer as the Bank's and Company's Chief Financial Officer and Senior Vice President. The parties entered into the Sawyer Agreement to amend certain outdated provisions in Mr. Sawyer's existing employment agreement and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

The initial base salary for Mr. Sawyer will be $140,000, which amount is subject to annual review by the Board of Directors and may be increased. Mr. Sawyer will be eligible to receive cash bonuses if he meets the goals set forth annually for him by the Board of Directors. Furthermore, Mr. Sawyer will be eligible for the Employer's long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards. Mr. Sawyer shall also have available dental and health insurance, disability insurance, retirement benefits and such other benefits or plans of the Employer applicable to employees generally or to senior executives. Except as stated below, the provisions in the Sawyer Agreement regarding the term and termination of employment as well as benefits payable upon termination or change of control and Section 280G mitigation are identical to those described above for the Crapps Agreement. If the Employer terminates Mr. Sawyer without cause, the Employer will make a lump sum payment equal to the lesser of (i) the number of his full years of service with the Employer, or (ii) 12 months. Upon the occurrence of a change in control, and regardless of whether Mr. Sawyer remains employed by the Employer or its successor following a change in control, he is entitled to a lump sum cash payment in an amount equal to his then current annual base salary multiplied by two plus any bonus earned or accrued through the date of change in control and all other perquisites described above for the Crapps Agreement relating to change in control. The Sawyer Agreement also contains provisions relating to non-competition and non-solicitation of the Employer's customers and employees during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. The non-compete provision does not apply following a change of control.

On June 17, 2008, the Employer also entered into new employment agreements with David K. Proctor as the Bank's and Company's Senior Credit Officer and Senior Vice President (the "Proctor Agreement"), and the Bank entered into new employment agreements with Robin D. Brown as the Bank's Director of Human Resources and Marketing and Senior Vice President (the "Brown Agreement"), and with J. Ted Nissen as the Bank's Director of Commercial and Retail Banking and Senior Vice President (the "Nissen Agreement"). The initial base salaries for Mr. Proctor, Ms. Brown, and Mr. Nissen will be $127,500, $114,000 and $130,000 respectively, which amounts are subject to annual review by the Company's or the Bank's Board of Directors and may be increased. The provisions in the Proctor, Brown, and Nissen Agreements regarding perquisites, term and termination of employment, and benefits payable upon termination of employment or change of control as well as the Section 280G mitigation, confidentiality, non-solicitation and non-compete provisions are identical to those described above for the Sawyer Agreement. The parties entered into the Proctor, Brown and Nissen Agreements to amend certain outdated provisions in the existing employment agreements with Mr. Proctor, Ms. Brown, and Mr. Nissen and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

On June 17, 2008, the Employer also entered into a new employment agreement with James C. Leventis as the Bank's and Company's Chairman of the Board and as an executive officer of the Bank (the "Leventis Agreement"). The Leventis Agreement provides an annual retainer of $11,000 and monthly board fees of $950 (subject to his required attendance at monthly board meetings) for his service as Chairman of the Board and a separate and distinct annual base salary of $82,500 for his service as an executive officer of the Bank, each of which amounts are subject to annual review by the Board of Directors and may be increased. The provisions in the Leventis Agreement regarding perquisites, term and termination of employment, benefits payable upon termination as well as the 280G mitigation, confidentiality, non-solicitation and non-compete provisions are identical to those described above for the Sawyer Agreement. However, the Leventis Agreement does not have provisions relating to the protection of confidential information and trade secrets as described above for the Sawyer Agreement. In addition, upon the occurrence of a change in control, and regardless of whether Mr. Leventis remains employed by the Employer or its successor following a change in control, he is entitled to a lump sum cash payment in an amount equal to his then current annual base salary multiplied by three plus any bonus earned or accrued through the date of change in control and all other perquisites described above for the Crapps Agreement which are to be paid to Mr. Crapps following a change of control.

The above are brief descriptions of selected provisions of the Crapps, Sawyer, Proctor, Brown, Nissen, and Leventis Agreements and are qualified by in their entirety reference to these Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

     (c)     Exhibits

10.1	Employment Agreement by and between Michael C. Crapps and First Community Corporation dated June 17, 2008.

10.2	Employment Agreement by and between Joseph G. Sawyer and First Community
Corporation dated June 17, 2008.

10.3	Employment Agreement by and between David K. Proctor and First Community
Corporation dated June 17, 2008.

10.4	Employment Agreement by and between Robin D. Brown and First Community Bank, N.A. dated June 17, 2008.

10.5	Employment Agreement by and between J. Ted Nissen and First Community Bank, N.A. dated June 17, 2008.

10.6	Employment Agreement by and between James C. Leventis and First Community
Corporation dated June 17, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By: /s/ Joseph G. Sawyer
Name: Joseph G. Sawyer
Title: Chief Financial Officer

Dated: June 18, 2008

EXHIBIT INDEX

Exhibit

Number                                     Description

10.1	Employment Agreement by and between Michael C. Crapps and First Community Corporation dated June 17, 2008.

10.2	Employment Agreement by and between Joseph G. Sawyer and First Community
Corporation dated June 17, 2008.

10.3	Employment Agreement by and between David K. Proctor and First Community
Corporation dated June 17, 2008.

10.4	Employment Agreement by and between Robin D. Brown and First Community Bank, N.A. dated June 17, 2008.

10.5	Employment Agreement by and between J. Ted Nissen and First Community Bank, N.A. dated June 17, 2008.

10.6	Employment Agreement by and between James C. Leventis and First Community
Corporation dated June 17, 2008.